EXHIBIT 23(a)


We consent to the inclusion in this Post-Effective Amendment No. 1 to the Company's registration statements on Form S-8 (Registration Nos. 33-36519, 33-4397 and 333-29605) of our report dated January 27, 1997, on our audits and the consolidated financial statements and financial statements schedules of The Hartford Steam Boiler Inspection and Insurance Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference in The Hartford Steam Boiler Inspection and Insurance Company's Annual Report on Form 10-K and 10-K/A, and to our report dated June 26, 1997, on our audits of the financial statements and supplemental schedules of The Hartford Steam Boiler Inspection and Insurance Company Employees' Thrift Incentive Plan Trust Fund as of December 31, 1996 and 1995 and for the year ended December 31, 1996, included in The Hartford Steam Boiler Inspection and Insurance Company's Form 11-K for the year ended December 31, 1996.


/s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
December 19, 1997